UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2021

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

1-442
Commission file number

Delaware			91-0425694
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

100 N. Riverside Plaza,	Chicago,	IL	60606-1596
(Address of principal executive offices)			(Zip Code)

(312)	544-2000
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of The Boeing Company (the “Company”) appointed Carol J. Hibbard, 53, as the Company’s Senior Vice President and Controller effective April 1, 2021. In that position, Ms. Hibbard will also act as the Company’s chief accounting officer.
Prior to this appointment, Ms. Hibbard served as Vice President and Chief Financial Officer of Boeing Defense, Space & Security (“BDS”) since May 2017. She served as the controller of BDS from January 2017 until May 2017 and as Vice President and Chief Financial Officer of the Company’s former Engineering, Operations & Technology organization from April 2015 until January 2017. Prior to that, Ms. Hibbard held successive executive positions in financial planning & analysis, estimating, and procurement and has supported numerous business unit programs during her career at the Company.
Ms. Hibbard will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with her seniority and scope of responsibility. No additional compensation or equity has been awarded to Ms. Hibbard in connection with this appointment.
Ms. Hibbard will replace Robert E. Verbeck, who served as the Company’s Senior Vice President and Controller since April 2014 and, on March 10, 2021, informed the Company of his decision to retire after more than 35 years of service to the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Grant M. Dixton
Grant M. Dixton
Senior Vice President, General Counsel & Corporate Secretary

Dated: March 15, 2021